UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 SCHEDULE 14A
 Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. 1)

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
 MICROSEMI CORPORATION
(Name of Registrant as Specified In Its Charter)
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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On or about December 18, 2015, Microsemi Corporation (the “Company”) furnished or otherwise made available to stockholders its proxy statement (the “Proxy Statement”) describing the matters to be voted upon at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Company’s corporate offices located at One Enterprise, Aliso Viejo, California at 10 a.m. on Tuesday, February 9, 2016. This supplement (this “Supplement”) provides some additional information for stockholders to consider with respect to Proposal No. 3 (Approval of Amendment to the 2008 Performance Incentive Plan) and should be read in conjunction with the Proxy Statement. This Supplement is first being furnished or otherwise made available to stockholders on or about January 13, 2016. All capitalized terms used but not defined in this Supplement have the meanings ascribed to them in the Proxy Statement.
The table included on page 59 of the Proxy Statement shows the total number of shares of the Company’s common stock that were subject to outstanding restricted stock and restricted stock unit awards granted under the 2008 Plan, that were subject to outstanding stock options granted under the 2008 Plan (with the weighted average exercise price and weighted average remaining life of those grants), and that were then available for new award grants under the 2008 Plan. The following table supplements this information by including information on awards that were then outstanding under the 1987 Plan, as well as for awards assumed by the Company pursuant to acquisitions, in each case as of September 27, 2015 and as of December 2, 2015.

	September 27, 2015			December 2, 2015
	Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Life (Years)	Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Life (Years)
Shares subject to outstanding restricted stock and restricted stock unit awards granted under the 2008 Plan and the 1987 Plan (excluding performance-based vesting awards) (1)	2,749,667			1,561,282
Shares subject to outstanding performance-based vesting restricted stock unit awards granted under the 2008 Plan and 1987 Plan (at the targeted level of performance; actual payment could range from 0% up to a maximum, not in excess of 270%, of the targeted level based on actual performance) (1)	669,928			587,871
Shares subject to outstanding stock options and stock appreciation rights granted under the 2008 Plan and 1987 Plan (2)	61,000	$30.57	0.4	1,000	$23.69	1.2
Shares subjected to outstanding restricted stock and restricted stock unit awards assumed by the Company pursuant to acquisitions (3)	280,471			250,320
Shares subject to outstanding stock options and stock appreciation rights assumed by the Company pursuant to acquisitions	639,607	$18.55	4.3	607,245	$18.61	4.3
Shares available for new award grants under the 2008 Plan (4)	11,743,580			12,120,131

(1)
There were no shares subject to outstanding restricted stock and restricted stock unit awards granted under the 1987 Plan (excluding performance-based vesting awards) or shares subject to outstanding performance-based vesting restricted stock unit awards granted under the 1987 Plan. As such the amounts reported in these rows reflect awards outstanding under the 2008 Plan.

(2)
Shares subject to outstanding stock options and stock appreciation rights granted under the 1987 Plan as of September 27, 2015 were 60,000 with a weighted average exercise price of $30.68 and a weighted average remaining life of 0.4 years. These awards were exercised in the period between September 27, 2015 and December 2, 2015.

(3)	There were no performance-based vesting awards assumed by the Company pursuant to acquisitions.

(4)
Shares available for new award granted grants under the 2008 Plan remain unchanged from previously reported amounts on the table on page 59 of the Proxy Statement and is presented here for the convenience of the reader.